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CERTIFIED A TRUE COPY
/s/ ILLEGIBLE
-------------------- SOLICITOR

                                     [LOGO]

                                  COMPANY ACT
                                  Certificate
                                     329407

           Canada
Province of British Columbia

I Hereby Certify that LIVINGSTONE ENERGY CORPORATION, which was incorporated on the twenty-eighth day of May, 1980, under Certificate No. 210406 and INTELICOM SYSTEMS LTD., which was incorporated on the twenty-second day of July, 1981, under Certificate No. 239625, are this day amalgamated pursuant to the Company Act as one company with the name WORLD TEC INDUSTRIES INC.

[SEAL]         Given under my hand and seal of office at
                    Victoria, B.C., this 30th
                    day of June, one
                    thousand nine hundred and eighty seven


                                              /s/ Roberta J. Lawden
                                   .............................................
                                        Deputy Registrar of Companies.

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